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                                                                     EXHIBIT 5.1

                        [LETTERHEAD OF BROAD AND CASSEL]

                                  May 24, 2002

Perry Ellis International, Inc.
3000 N.W. 107/th/ Avenue
Miami, Florida 33172

         Re:   Registered Exchange Offer for 9 1/2% Senior Subordinated Notes
               --------------------------------------------------------------
               due 2009
               --------

Ladies and Gentlemen:

         Reference is made to that certain Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), filed by Perry Ellis International, Inc., a Florida corporation (the "Company"), on the date hereof with the Securities and Exchange Commission. The Registration Statement relates to the Company's offer to exchange its Series B 9 1/2% Senior Subordinated Notes due 2009 (the "Exchange Notes") for any and all of the Company's outstanding Series A 9 1/2% Senior Subordinated Notes due 2009 (the "Existing Notes"). We have acted as special counsel to the Company in connection with the preparation and filing of the Registration Statement.

         For purposes of this opinion letter, we have examined and relied upon copies of: (i) the Company's Amended and Restated Articles of Incorporation and Bylaws; (ii) resolutions of the Company's Board of Directors authorizing the exchange of the Existing Notes for the Exchange Notes and related matters; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examination, we have assumed the genuineness of all signatures and authenticity while documents admitted to us as originals, and the conformity to original documents of all documents submitted to us as certified photostatic copies. As to various questions of material fact to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments. Based on the foregoing examination, we are in opinion that the Exchange Notes have been duly and validly authorized and, when issued and delivered in accordance with the terms of the "Exchange Offer" (as defined in the Registration Statement), will be validly issued, fully paid and binding obligations of the Company, subject to no further assessments.

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Perry Ellis International, Inc.
May 24, 2002
Page 2

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the Prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

                                            Sincerely,


                                            BROAD AND CASSEL